CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Agritope, Inc. of our report dated October 31, 1997, except for Note 11, as to which the date is December 5, 1997, and our report dated December 22, 1997, appearing on page F-1 and F-18, respectively, of the Form S-1 of Agritope, Inc., as declared effective on December 24, 1997 (Registration No. 333-34597).



Price Waterhouse LLP


Portland, Oregon
February 13, 1998

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